EXHIBIT 10.15

                           ULTIMATE ELECTRONICS, INC.
                                   BONUS PLANS
                             FOR FISCAL YEARS ENDED
                      JANUARY 31, 2003 AND JANUARY 31, 2004


     Fiscal 2003. Under our 2003 bonus plan, our executive officers may be awarded bonuses from an annual bonus pool, quarterly performance bonuses and discretionary bonuses determined by the Board. In fiscal 2003, the annual bonus pool was equal to 8.43% of pretax earnings, prior to any bonus accrual, in excess of $20,832,773 up to $27,953,778, plus 14% of pretax earnings, prior to any bonus accrual, in excess of $27,953,778.


     Fiscal 2004. For fiscal 2004, executives are eligible to participate in the Company's management incentive plan, which provides for an annual bonus targeted at 50% of the executive's salary for all executives except the chief executive officer; the chief executive officer is eligible for an annual bonus targeted at 60% of his salary. The amount of the bonus is based on a payout matrix with a 100% payout upon attaining a comparable store sales goal of between 2.0% and 3.1% and pre-bonus (i.e., before payouts under the management incentive plan) operating income goal of between $18.5 million and $19.3 million. If operating income is below the goal, the matrix is designed to encourage executives to achieve income targets before focusing on sales growth. Once the income goal is exceeded, the matrix is designed to balance the effect of sales and profit increases and rewards increasing performance on both measures with additional payouts. The bonuses will be calculated using the matrix below:


                 PRE-BONUS OPERATING INCOME ATTAINMENT ($MM)


 % of Income Goal:   <80%       80% - 90%      90% - 98%       98% - 102%     102% - 110%     110% - 125%    125% - 150%     >150%
 ----------------   ------   -------------   -------------   -------------   -------------   -------------  -------------    ------
 Dollar Amount:     <$15.1   $15.1 - $17.0   $17.0 - $18.5   $18.5 - $19.3   $19.3 - $20.8   $20.8 - $23.6  $23.6 - $28.4    >$28.4
 -------------      ------   -------------   -------------   -------------   -------------   -------------  -------------    ------

  Same Store
 Sales Growth
 ------------
      <0%              0%          30%             50%             70%             85%             90%           100%         110%
   0% - 1.3%           0%          35%             55%             80%             90%            100%           110%         120%
  1.3% - 2.0%          0%          40%             60%             90%            100%            110%           120%         130%
  2.0% - 3.1%          0%          45%             65%            100%            110%            120%           130%         140%
  3.1% - 3.8%          0%          50%             70%            110%            115%            125%           140%         150%
  3.8% - 6.4%          0%          50%             75%            115%            125%            135%           150%         160%
     >6.4%             0%          50%             80%            120%            130%            140%           160%         170%